Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181549

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 6, 2014

Preliminary Prospectus Supplement

(To prospectus dated May 18, 2012)

Eastman Chemical Company

$     % Notes due 2044

We are offering $             principal amount of     % notes due 2044 (the “notes”). We will pay interest on the notes on and              of each year, beginning             , 2014. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption price described herein under “Description of Notes — Option Redemption”. Upon the occurrence of a change of control triggering event, we will be required to make an offer to repurchase the notes from holders at the applicable prices as described under “Description of Notes—Change of Control Triggering Event.” There will be no sinking fund for the notes.

The notes will be unsecured and will rank equally in right of payment with all our other unsecured and unsubordinated debt from time to time outstanding.

See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an evaluation of an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)		Underwriting discount		Proceeds, before expenses(1), to us
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2014, if settlement occurs after that date.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company for the benefit of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, societé anonyme, on or about             , 2014.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

            , 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of the notes being offered. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes being offered. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” in this prospectus supplement and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

We have not, and the underwriters have not, authorized anyone to provide any information other than that which is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to “Eastman,” “we,” “us,” “our,” the “Company” or similar references mean Eastman Chemical Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any of these documents and this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov. You may also access the SEC filings and obtain other information about Eastman through our website at http://www.eastman.com. The information contained on our website is not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of provisions contained in some of the documents discussed in this prospectus supplement and the accompanying prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of certain of the documents referred to in this prospectus supplement and the accompanying prospectus have been filed with, or are incorporated by reference as exhibits to, the registration statement of which this prospectus supplement and the accompanying prospectus are a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

S-ii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means we can disclose information to you by referring you to another document we have filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations (telephone: (423) 229-4647).

This prospectus supplement incorporates by reference the following documents filed with the SEC but which we have not included or delivered with this prospectus supplement and the accompanying prospectus:

•

our Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement for our 2014 Annual Meeting of Stockholders filed on March 21, 2014 and incorporated by reference therein) for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2014 and May 5, 2014.

We are also incorporating by reference any additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement until this offering of notes has been completed, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus supplement from the date of filing of those documents.

The information contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated herein by reference. Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

A number of the statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, or the Exchange Act. Forward-looking statements are all statements, other than statements of historical fact, that may be made by us from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; pending and future legal proceedings; exposure to, and effects of hedging of, raw material and energy costs, foreign currencies and interest rates; global and regional economic, political and business conditions; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial results and conditions; expectations, strategies, and plans for individual assets and products, businesses, and segments, as well as for the whole of Eastman; cash requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing and costs of, and benefits from, the integration of, and expected business and financial performance of, acquired businesses; strategic initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business and product portfolio changes; and expected tax rates and net interest costs.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The most significant known factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under, but are not limited to, “Forward-Looking Statements and Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, each of which is incorporated herein by reference, and any risk factors included or described in our other periodic reports, and in other information that we file with the SEC from time to time and incorporated by reference into this prospectus supplement.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement in the case of forward-looking statements contained in this prospectus supplement, or the dates of the accompanying prospectus or any documents incorporated by reference herein and therein in the case of forward-looking statements made in the accompanying prospectus or such incorporated documents. Except as may be required by law, we undertake no obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the information under the heading “Forward-Looking Statements and Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, each of which is incorporated herein by reference, and any subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement.

Eastman Chemical Company

Eastman Chemical Company is a global specialty chemical company that produces a broad range of advanced materials, chemicals, and fibers that are found in products people use every day. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. Eastman has 45 manufacturing sites in 16 countries and equity interests in joint ventures that supply chemicals, plastics, and fibers products to customers throughout the world. The Company’s headquarters and largest manufacturing site are located in Kingsport, Tennessee.

Eastman has a strong portfolio of specialty businesses that hold leading positions and manufacture products that enhance performance in a variety of end markets such as transportation, building and construction, and consumables. Eastman management believes that the Company’s end-market diversity is a source of strength, as these markets are benefiting from longer-term global trends such as energy efficiency, a rising middle class in emerging economies, and increased focus on health and wellness. End uses for the Company’s products include both original equipment manufacturing and replacement or after-market products. These trends, combined with the diversity of the Company’s end markets, facilitate more consistent demand for the Company’s products over time. Eastman is focused on consistent earnings growth through a market-driven approach that takes advantage of the Company’s existing technology platforms, global market and manufacturing presence, and leading positions in end markets.

In 2013, the Company reported sales revenue of $9.4 billion, operating earnings of $1.9 billion, and earnings from continuing operations of $1.2 billion. Earnings per diluted share from continuing operations were $7.44. Asset impairments and restructuring charges, and acquisition-related costs relating to the Company’s July 2012 acquisition of Solutia Inc. (“Solutia”) included in operating earnings were $76 million and $36 million, respectively. Additionally, operating earnings included mark-to-market pension and other postretirement benefits plans actuarial net gains of $383 million. For the three months ended March 31, 2014, the Company had sales revenue of $2.3 billion, operating earnings of $361 million and net earnings of $234 million. Diluted earnings per share were $1.52 for the three months ended March 31, 2014.

As of March 31, 2014, the Company’s products and operations were managed and reported in five reporting segments: Additives & Functional Products, Adhesives & Plasticizers, Advanced Materials, Fibers, and Specialty Fluids & Intermediates. This organizational structure is based on the management of the strategies, operating models, and sales channels that the various businesses employ.

Eastman’s objective is to be an outperforming specialty chemical company with consistent earnings growth. The Company sells differentiated products into diverse markets and geographic regions. Eastman works with customers to meet their needs in existing and new markets through development of innovative products and technologies. Management believes that the Company can increase the revenues from its businesses while improving profitability through a balance of new applications for existing products, development of new products, sales growth in adjacent markets and emerging economies, and leveraging assets to improve cost position. These revenue and earnings increases are expected to result from both inorganic (external growth through joint ventures and acquisitions) initiatives and organic (internal) growth initiatives.

Our principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662.

We maintain a website at http://www.eastman.com. The information on and contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled “Description of Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” Unless the context requires otherwise, all references to “we” and the “Company” in this “Summary—The Offering” section include only Eastman Chemical Company and not its subsidiaries.

Issuer	Eastman Chemical Company

Notes Offered	$ aggregate principal amount of % notes due 2044

Maturity Date	The notes will mature on , 2044.

Interest Rate	% per year.

Interest Payment Dates	and of each year, beginning , 2014.

Ranking	The notes:

•	will be unsecured;

•	will rank equally in right of payment with all our existing and future unsecured and unsubordinated debt;

•	will be senior to any of our future subordinated debt;

•	will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt; and

•	will be structurally subordinated to all existing and future liabilities of our subsidiaries.

As of March 31, 2014, we had approximately $4.5 billion of debt that would rank equally with the notes, and our subsidiaries had approximately $125.0 million of debt that would be structurally senior in right of repayment to our obligations under the notes.

Optional Redemption	We may redeem the notes, in whole or in part, at any time prior to the maturity date, at the applicable redemption price described in this prospectus supplement, plus accrued and unpaid interest to the redemption date.

Commencing on , , we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of notes being redeemed plus accrued and unpaid interest to the redemption date.

See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement), the holders of the notes will have the right to cause us to repurchase all or a portion of the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”

Covenants	The indenture under which the notes will be issued contains covenants that, among other things, restrict our ability to:

•	incur certain secured indebtedness;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications, which are described in this prospectus supplement and the accompanying prospectus. For a more detailed description, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuance of Additional Notes	We may create and issue additional notes ranking equally and ratably with the notes in all respects, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes and the initial interest payment date, so that such additional notes shall be consolidated with the notes, including for purposes of voting and redemptions, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such notes will have a different CUSIP number.

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Use of Proceeds	We expect that we will receive approximately $ million in net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, the repayment of indebtedness outstanding from time to time and other matters in connection with the implementation of our strategic initiatives. We may use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business. See “Use of Proceeds.”

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax considerations in connection with owning and disposing of the notes. See “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding whether to invest in the notes.

Governing Law	The notes and the indenture will be governed by the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association.

Summary Historical Consolidated Financial Data

The following table presents selected historical consolidated financial data for us as of and for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009, as of March 31, 2014 and for the three months ended March 31, 2014 and 2013. This financial data has been derived from, and is qualified in its entirety by reference to, our historical consolidated financial data and related notes. This information should be read in conjunction with our consolidated financial statements and the related notes thereto and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, each of which is incorporated by reference into this prospectus supplement. The financial data for the three months ended March 31, 2014 and 2013, and as of March 31, 2014, includes all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our results of operations for such period and our financial position as of such date. Interim results are not necessarily indicative of results to be expected for any future periods, or our financial position expected to be achieved, at any future date.

(in millions, except per share amounts)	Three months ended March 31,		Year ended December 31,
	2014	2013	2013	2012(1)	2011(2)	2010	2009
Operating Data

Sales	$2,305	$2,307	$9,350	$8,102	$7,178	$5,842	$4,396
Operating earnings(3) (4)	361	393	1,862	800	937	844	276
Earnings from continuing operations(5)	234	248	1,172	443	607	418	116
Earnings (loss) from discontinued operations(6)	–	–	–	–	9	9	(22)
Gain (loss) from disposal of discontinued operations(6)	–	–	–	1	31	–	–
Net earnings	$234	$248	$1,172	$444	$647	$427	$94
Basic earnings per share
Earnings from continuing operations	$1.54	$1.60	$7.57	$2.99	$4.34	$2.88	$0.77
Earnings (loss) from discontinued operations(6)	–	–	–	0.01	0.29	0.07	(0.16)
Basic earnings per share	$1.54	$1.60	$7.57	$3.00	$4.63	$2.95	$0.61
Diluted earnings per share
Earnings from continuing operations	$1.52	$1.57	$7.44	$2.92	$4.24	$2.81	$0.76
Earnings (loss) from discontinued operations(6)	–	–	–	0.01	0.28	0.07	(0.15)
Diluted earnings per share	$1.52	$1.57	$7.44	$2.93	$4.52	$2.88	$0.61

(1)	On July 2, 2012, Eastman completed its acquisition of Solutia and, as of the date of acquisition, results of the acquired Solutia businesses are included in Eastman results.

(2)	In third quarter 2011, Eastman completed three acquisitions: Eastman acquired Sterling Chemicals, Inc., a single site North American petrochemical producer, to produce non-phthalate plasticizers in the Adhesives & Plasticizers segment, including Eastman 168™ non-phthalate plasticizers, and acetic acid in the Specialty Fluids & Intermediates segment; Eastman also acquired Scandiflex do Brasil S.A. Indústrias Químicas, a manufacturer of plasticizers located in São Paulo, Brazil, which is reported in the Adhesives & Plasticizers segment; and Eastman acquired Dynaloy, LLC, a producer of formulated solvents, which is reported in the Additives & Functional Products segment. The acquisitions were accounted for as business combinations.

(3)	Operating earnings for 2009 included an asset impairment charge of $179 million primarily for a discontinued Beaumont, Texas, industrial gasification project.

(4)	Mark-to-market (gains) losses for the years ended 2013, 2012, 2011, 2010 and 2009 were ($383 million), $276 million, $144 million, $53 million and $91 million, respectively.

(5)	Earnings from continuing operations for 2010 included a charge of $115 million before tax for the early repayment of debt.

(6)	In first quarter 2011, Eastman completed the sale of the polyethylene terephthalate business, related assets at the Columbia, South Carolina site, and technology of its Performance Polymers segment. Performance Polymers segment operating results are presented as discontinued operations for all periods presented and are therefore not included in results from continuing operations in accordance with accounting principles generally accepted in the United States.

(in millions, except per share amounts)	As of March 31, 2014	As of December 31,
		2013	2012	2011	2010	2009
Statement of Financial Position Data

Current assets	$2,949	$2,840	$2,699	$2,302	$2,047	$1,735
Net properties	4,301	4,290	4,181	3,107	3,219	3,110
Total assets	11,947	11,845	11,710	6,184	5,986	5,515
Current liabilities	1,259	1,470	1,364	1,114	1,070	800
Long-term borrowings	4,635	4,254	4,779	1,445	1,598	1,604
Total liabilities	8,139	7,970	8,682	4,283	4,327	3,975
Total stockholders’ equity	3,729	3,796	2,943	1,870	1,627	1,513
Dividends declared per share(1)	0.35	1.250	1.080	0.990	0.895	0.880

(1)	In third quarter 2011, Eastman declared a two-for-one split of its common stock, distributed October 3, 2011. All per share amounts have been adjusted for all periods presented for the stock split.

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under the heading “Forward-Looking Statements and Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, each of which is incorporated herein by reference, and any subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement, before deciding whether to invest in the notes. The risks described therein or set forth below are those that we consider to be the most significant to your decision whether to invest in the notes. If any of the events described below occurs, the value of your investment in the notes could decline, and in some cases we may not be able to make payments on the notes, and this could result in your losing all or part of your investment.

The notes will be effectively subordinated to the existing and future liabilities of our subsidiaries and to any secured debt we may incur in the future to the extent of the assets securing the same and, therefore, your right to receive payments on the notes will be effectively junior to claims of our subsidiaries’ creditors and lenders under secured debt agreements.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. In addition, any payment of dividends, loans, or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us. At March 31, 2014, our subsidiaries had approximately $125.0 million of debt.

The notes are not secured by any of our assets. If we become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt we may incur in the future is accelerated, the lenders under such secured debt agreements would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, those lenders would have a prior claim on our assets to the extent of their liens thereon. In that event, because the notes are not secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of notes could be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

We may not have the funds necessary to finance the change of control repurchase offer required by the indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined under the heading “Description of Notes—Change of Control Triggering Event”), we will be required to make an offer to repurchase all outstanding notes. We cannot assure you that we will have sufficient funds available to make any required repurchases of the notes. Any failure to repurchase any tendered notes in those circumstances would constitute a default under the indenture. A default could result in the declaration of the principal and interest on all the notes to be due and payable.

The terms of the indenture and the notes provide only limited protection against a number of significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders of notes upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of “Change of Control” contemplates, among other things, the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets, taken as a whole, to another person or group may be uncertain.

The definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture and the notes do not, among other things:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur debt that is equal in right of payment to the notes;

•	limit the ability of our subsidiaries to incur unsecured debt, which will be structurally senior to the notes;

•

limit the ability of us or our subsidiaries to incur debt that is secured in any manner other than by any Principal Property (as defined under the heading “Description of Notes—Restrictions on Secured Debt”);

•	restrict our ability to repurchase or prepay any other of our securities or other debt;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our subsidiaries.

For a further discussion of the terms of the indenture and the notes, see the information under the heading “Description of Notes.”

There may not be a public market for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, the time remaining to the maturity of the notes, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at the price you paid or at all.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

In certain instances, it will be possible for the indenture to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of a majority in aggregate principal amount of all of the notes, or of each series of notes issued under the indenture affected thereby, treated as a single class.

Subject to certain exceptions, the indenture provides that it may be amended by us and the trustee with the consent of the holders of any series of notes issued under the indenture, including the notes. With respect to any series of notes, the required consent can be obtained from either the holders of a majority in aggregate principal amount of the notes of that series, or from the holders of a majority in aggregate principal amount of all of the notes of that series and all other series issued under the indenture affected by the amendment, voting as a single class. In addition, subject to certain exceptions, with respect to any series of notes issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived by either the holders of a majority in aggregate principal amount of the notes of that series, or by the holders of a majority in aggregate principal amount of all of the notes of that series and all other series issued under the indenture affected by the waiver, voting as a single class. As a result, it will be possible in certain circumstances for the indenture to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of any particular series of notes issued under the indenture (and potentially without the consent of any of the holders of any particular series of notes issued under the indenture), including the notes.

CAPITALIZATION

The following table shows our total capitalization as of March 31, 2014:

•	on an actual basis; and

•	on an as adjusted basis to reflect this offering of notes.

This table should be read in conjunction with “Summary—Summary Historical Consolidated Financial Data” appearing elsewhere in this prospectus supplement, and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including the accompanying notes, appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, and our unaudited consolidated interim financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.

	As of March 31, 2014
(dollars in millions, except par value)	Actual	As adjusted
% notes due 2044 offered hereby	–
3% notes due 2015	250		250
2.4% notes due 2017	998		998
6.30% notes due 2018	171		171
5.5% notes due 2019	250		250
4.5% debentures due 2021	250		250
3.6% notes due 2022	894		894
7 1/4% debentures due 2024	243		243
7 5/8% debentures due 2024	54		54
7.60% debentures due 2027	222		222
4.8% notes due 2042	496		496
Credit facility borrowings	807		807
Total long-term debt	4,635
Total debt	$4,635	$
Stockholders’ equity:
Common stock, par value $0.01
Authorized—350,000,000 shares Issued—216,078,918 shares	$2		$2
Additional paid-in capital	1,795		1,795
Retained earnings	4,191		4,191
Accumulated other comprehensive income	168		168
Treasury stock at cost	2,427		2,427
Total stockholders’ equity	3,729		3,729
Total capitalization	$11,947	$

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the indicated periods:

	Three months ended March 31, 2014	As of December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	7.2x	8.8x	4.6x	9.1x	6.1x	2.6x

For purposes of computing this ratio, earnings represents income from continuing operations before income taxes plus interest expense, one-third of rent expense (which approximates the interest component of rental expense), and amortization of capitalized interest. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred stock dividends. Therefore, our ratio of earnings to combined fixed charges and preferred dividends is the same as the ratio above.

USE OF PROCEEDS

We expect that we will receive approximately $             million in net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which may include working capital, capital expenditures, the repayment of indebtedness outstanding from time to time and other matters in connection with the implementation of our strategic initiatives. We may use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business.

DESCRIPTION OF NOTES

The notes being offered hereby are a new series of debt securities. The notes will be issued under an indenture, dated June 5, 2012, by and between Eastman Chemical Company and Wells Fargo Bank, National Association, as trustee. The following description is only a summary of the material provisions of the notes and does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the documents in their entirety because they, and not this description, will define your rights as a holder of the notes. You may request a copy of the indenture from us as described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, all references to “we” and the “Company” in this “Description of Notes” section include only Eastman Chemical Company and not its subsidiaries.

The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

The notes will be issued in an initial aggregate principal amount of $         and will mature on             , 2044. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to any sinking fund.

Interest on the notes will accrue at     % per annum from             , 2014, or from the most recent date from which interest has been paid or provided for. Interest will be payable semi-annually on                      and                      of each year, beginning on         , 2014, to the persons in whose names the notes are registered in the security register at the close of business on the                      or                      preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Optional Redemption

We may redeem the notes offered hereby, in whole or in part, at any time prior to the maturity date, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•

as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus basis points, plus, in each case, accrued and unpaid interest to the redemption date; provided that the principal amount of a note remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

In addition, commencing on             ,         , we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any redemption date for the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to the notes, the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date for the notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (or any of their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will give notice to the holders of notes and the trustee of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If fewer than all of the notes are to be redeemed, the trustee must select the particular notes to be redeemed by the method specified in the indenture.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portion of the notes called for redemption.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” in accordance with the indenture, each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of the notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the holders of all notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place of the Change of Control at the time of making of the Change of Control Offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade;

provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

(3)	we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction; or

(4)	during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB-or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

For purposes of the notes, the following definition is applicable:

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Eastman and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

The indenture contains, among others, the following covenants:

Restrictions on Secured Debt

Under the indenture, we will not, and we will not permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property (as defined below) of the Company or any Restricted Subsidiary, or any shares of stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the notes (together with, if we shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of the Company and our Restricted Subsidiaries in respect of any Sale and Leaseback Transaction (as defined below) would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

•	Mortgage on such property or shares of stock or Debt existing as of June 5, 2012;

•	Mortgages securing only notes issued under the indenture;

•

Mortgages on such property or shares of stock of or Debt of any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with the Company or any Subsidiary or (iii) we or a Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or any Restricted Subsidiary;

•	Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Mortgages on such property or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•

Mortgages on such property or shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

•	Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions described under “—Limitations on Sales and Leasebacks”; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing bullet points; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Limitations on Sales and Leasebacks

Under the indenture, we will not, and we will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including us or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by us or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by us or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless either:

•

we or such Restricted Subsidiary could create Secured Debt pursuant to the provisions described under “—Restrictions on Secured Debt” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing notes issued under the indenture; or

•

(a) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the fair market value of such Principal Property and (b) within 180 days after such sale or transfer shall have been made by us or by a Restricted Subsidiary, we apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an officers’ certificate) to the retirement of Funded Debt (as defined below) of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (x) the principal amount of notes issued under the indenture delivered within 180 days after such sale to the trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than notes issued under the indenture, voluntarily retired by us within 180 days after such sale. No retirement referred to in this bullet point may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Limitation on Mergers, Consolidation and Sales of Assets

The indenture provides that we may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of transactions to any other corporation, unless:

•

the resulting, surviving or transferee Person is either the Company or is a corporation, partnership, trust or other entity organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and the notes of each series issued under the indenture; and

•

immediately after giving effect to the transaction, with respect to each series of notes issued under the indenture, no Event of Default (as defined below) or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of the Company under the indenture.

Certain Definitions

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the rate per annum borne by notes issued under the indenture, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless the Company elects to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by the Company or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of the board of directors, as evidenced by a board resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

“Restricted Subsidiary” means a wholly-owned Subsidiary of the Company substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property; provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock (as defined above) of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

Issuance of Additional Notes

The indenture provides that we may, without the consent of the holders of the applicable series of notes, increase the principal amount of notes of that series by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue date, price to the public, interest accrued prior to the issue date of such additional notes, and the initial interest payment date, and with the same CUSIP number as the notes offered hereby, provided that if such additional notes are not fungible for U.S. federal income tax purposes, such notes will have a different CUSIP number. The notes offered by this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any additional notes of such series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any Event of Default has occurred and is continuing with respect to such series of notes.

Ranking

The notes will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all our other unsecured and unsubordinated debt for borrowed money. The notes will be effectively subordinated to any of our future secured debt to the extent of the value of the assets securing such debt. As of March 31, 2014, we had approximately $4.5 billion of debt that would rank equally with the notes.

The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future debt and other obligations, including trade payables, of our subsidiaries. As of March 31, 2014, our subsidiaries had approximately $125.0 million of debt that would be structurally senior in right of repayment to our obligations under the notes.

The indenture does not limit the incurrence by us or our subsidiaries of other unsecured debt and does not limit the incurrence of secured debt by our subsidiaries which are not Restricted Subsidiaries. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the internal laws of the State of New York.

Book-Entry System; Delivery and Form

As described more fully in the accompanying prospectus, the notes will be deposited with the trustee on behalf of The Depository Trust Company (the “Depositary”), in the form of one or more global notes. As long as the Depositary is the depositary for the notes, you may hold interests in the notes through participants in the Depositary, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

If the Depositary notifies us at any time that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed within 90 days of such notice or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed within 90 days, we will issue notes in certificated form in exchange for global notes. The indenture permits us to determine at any time and in our sole discretion that notes of any series shall no longer be represented by global notes. We would issue definitive certificates in exchange for any beneficial interests withdrawn. We will also issue notes in certificated form in exchange for global notes if such exchange is made upon request by or on behalf of the Depositary for such global notes in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of the notes by an investor who purchases the notes in this initial offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all effective as of the date hereof and subject to change (possibly with retroactive effect) or differing interpretations.

This discussion does not purport to address all tax considerations that may be relevant to investors in light of their particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities, taxpayers that utilize the mark-to-market method of tax accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. Holders who hold the notes through a foreign entity or foreign account, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates or investors who hold the notes as part of a hedge, straddle or other risk reduction transaction. This discussion is limited to initial investors who purchase the notes for cash at the original offering price and who hold the notes as capital assets for U.S. federal income tax purposes (generally, for investment purposes). If any entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any U.S. federal taxes other than income taxes.

U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are not a U.S. Holder, this subsection does not apply to you.

Payments of Interest

It is anticipated, and this discussion assumes, that the notes will be issued at par or at a discount that is less than “de minimis” for U.S. federal income tax purposes. You will be required to include stated interest on a note in income at the time the interest is received or accrued, according to your method of accounting for U.S. federal income tax purposes. Interest on a note will be treated as ordinary income.

Treasury Regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. In certain circumstances (see “Description of Notes—Change of Control Triggering Event”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. Although the matter is not free from doubt, we believe that the possibility of the payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is not binding on the Internal Revenue Service (“IRS”). Our determination is, however, binding on you unless you disclose your contrary position in the manner required by the applicable Treasury Regulations. If the IRS takes a contrary position, the timing of the inclusion in income of interest on the notes for U.S. federal income tax purposes could be affected and you might be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. You are advised to consult your own tax advisor as to the possible application to the notes of the Treasury Regulations on contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Notes

You will generally recognize gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of the notes equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received (excluding any amounts attributable to accrued but unpaid stated interest, which will be treated as ordinary interest income if not previously included in income) and (2) your adjusted tax basis in the note. Your adjusted tax basis generally will equal your cost of acquiring the note. Any such gain or loss will generally be treated as capital gain or loss. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, exchange, redemption, repurchase or other taxable disposition and will be short-term if your holding period is one year or less. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

Information reporting to the IRS generally will apply to payments of interest and the proceeds of a disposition of a note (including a retirement or redemption) to a U.S. Holder unless such U.S. Holder is an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if such U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or is notified by the IRS that such holder is subject to backup withholding because it has previously failed to properly report payments of interest or dividends. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle a U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

A Non-U.S. Holder does not include a beneficial owner who is an individual present in the United States for 183 days or more in the taxable year of disposition of a note and who is not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such a holder, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

Payments of Interest

Subject to the discussion of backup withholding below, payments of interest to you on a note generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or if required by an applicable income tax treaty, attributable to a permanent establishment in the United States);

•

you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder; and

•	you are not a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a U.S. person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to partnerships, foreign estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to a 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from (or a reduction of) withholding under an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and if an applicable tax treaty so requires, attributable to a permanent establishment in the United States).

Sale, Exchange, Redemption or Retirement of the Notes

Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a trade or business within the United States (or, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “—Income or Gain Effectively Connected with a U.S. Trade or Business” below. If you are described in the second bullet point, any gain realized from the sale, exchange, redemption, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

To the extent that the amount realized on any disposition of a note is attributable to accrued but unpaid interest on the note, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange, redemption or retirement (or other taxable disposition) of the notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing an IRS Form W-8ECI (or appropriate substitute form) to us or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your conduct of a trade of business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Information Reporting and Backup Withholding

Payments to a Non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a Non-U.S. Holder resides. Backup withholding generally will not apply to payments of interest on a note to a Non-U.S. Holder if such Non-U.S. Holder duly provides certification of foreign status such as an IRS Form W-8BEN or W-8BEN-E described in “Non-U.S. Holders—Payments of Interest” or otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such holder is a U.S. person.

Payment of the proceeds of a disposition of a note (including a retirement or redemption) held by a Non-U.S. Holder effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless such Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of a disposition of a note (including a retirement or redemption) held by a Non-U.S. Holder effected outside the United States by a foreign office of a broker. However, unless (i) such a broker has documentary evidence in its records that such holder is a Non-U.S. Holder and certain other conditions are met or (ii) such holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of a disposition of a note held by a Non-U.S. Holder effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle a Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

FATCA

On March 18, 2010, the Foreign Account Tax Compliance Act (commonly known as “FATCA”) was signed into law as part of the Hiring Incentives to Restore Employment Act. Under certain circumstances, FATCA will impose a U.S. federal withholding tax of 30% on certain payments of U.S. source interest on, and the gross proceeds from the disposition of, debt securities made to certain foreign financial institutions and other non-U.S. persons (including, in some instances where such institution or other non-U.S. person is acting as an intermediary) that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders, debt holders and/or account holders. Under recently issued Treasury regulations and a recently issued IRS notice, however, the FATCA withholding tax described above does not apply to payments of interest on, and gross proceeds from the disposition of, debt obligations outstanding on July 1, 2014. Thus, it is expected that the notes generally will not be subject to FATCA unless a significant modification of such notes occurs after July 1, 2014 that results in the notes being treated as newly issued for U.S. federal income tax purposes and therefore subject to FATCA. In such a case, payments of interest on or after July 1, 2014 on a note and payments of principal and other gross disposition proceeds on or after January 1, 2017 with respect to a note would be subject to FATCA withholding. You are urged to consult with your own tax advisor regarding FATCA as it applies to an investment in the notes.

THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSIDERATIONS RELATED TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, AND THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite the names of the underwriters below:

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the underwriters severally agree to purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to     % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note		%
Total	$

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to this offering, which we estimate will be $650,000 (excluding the underwriting discount); and

•

we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by their counsel, including the validity of the notes and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do

so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

We expect that delivery of the notes will be made to investors on or about             , 2014, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the three succeeding business days will be required, by virtue of the fact that the notes will initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the three succeeding business days should consult their advisors.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

Certain of the underwriters and their affiliates have provided to us and our affiliates in the past and may provide from time to time in the future, various financial advisory, commercial banking or investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC are parties to and lenders under our credit facility. Our credit facility was negotiated on an arms’ length basis and contains customary terms pursuant to which the lenders receive customary fees. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have been advised that to the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

Selling Restrictions

Notice to Prospective Investors European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state, or the relevant implementation date, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the joint book-running managers for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require a prospectus to be published pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means European Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means European Directive 2010/73/EU.

Notice to Prospective Investors United Kingdom

Each underwriter has represented and agreed that:

•

it has communicated or caused to be communicated and will communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, or the FSMA, of the United Kingdom) received by it in connection with the issue or sale of the notes only in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered by this prospectus supplement and the accompanying prospectus have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Eastman Chemical Company for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Jones Day, Atlanta, Georgia. Certain legal matters related to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

PROSPECTUS

Eastman Chemical Company

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Stock Purchase Contracts and Units

From time to time we may offer common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts or units consisting of a combination of any of these securities. The debt securities that we may offer may consist of debentures, notes and/or other evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of that offering of securities. You should read this prospectus and the applicable prospectus supplement before deciding whether to invest in our securities.

Our common stock is traded on the New York Stock Exchange under the symbol “EMN.” On May 17, 2012, the closing price of our common stock on the New York Stock Exchange was $44.43 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves risks. See “Part I. Financial Information—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, which is incorporated herein by reference, and the risk factors included in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. This prospectus provides you with a general description of various securities we may offer and sell from time to time.

The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities, including a description of the risks relating to that offering if those items are not described in this prospectus, will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•

in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•

in the case of depositary shares, the offering price, the number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•

in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), seniority, maturity, rate, if any (which may be fixed or variable), the interest payment dates, whether the debt securities will be secured or unsecured, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering of such debt securities;

•

in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), the exercise price, the amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•

in the case of stock purchase contracts, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates and any other terms of the stock purchase contracts; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering of such units.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities offered.

We have not authorized anyone to provide any information other than that provided or incorporated by reference in this prospectus and any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

The information in this prospectus or any applicable prospectus supplement is accurate as of the date on the front cover thereof. Information incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any other date.

References in this prospectus to the terms “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

A number of the statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements, other than statements of historical fact, that may be made by us from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; expectations regarding the completion of the pending acquisition of Solutia Inc., including our ability to achieve the expected benefits and synergies from the acquired businesses; pending and future legal proceedings; exposure to, and effects of hedging of, raw material and energy costs, foreign currencies and interest rates; global and regional economic, political, and business conditions; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial results and conditions; expectations, strategies, and plans for individual assets and products, businesses, and segments as well as for the whole of Eastman; cash requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing of, and benefits from, the integration of, and expected business and financial performance of, acquired businesses; strategic initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business and product portfolio changes; and expected tax rates and net interest costs.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. Certain important factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those set forth under “Part I. Financial Information—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we file with the SEC from time to time and incorporated by reference into this prospectus.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of any applicable prospectus supplement or any documents incorporated by reference in this prospectus in the case of forward-looking statements made in such prospectus supplement or incorporated documents. Except as may be required by law, we undertake no obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

General

Eastman Chemical Company (“Eastman” or the “Company”) is a global chemical company which manufactures and sells a broad portfolio of chemicals, plastics, and fibers. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. Eastman has nineteen manufacturing sites in ten countries and equity interests in joint ventures that supply chemicals, plastics, and fibers products to customers throughout the world. Eastman’s headquarters and largest manufacturing site are located in Kingsport, Tennessee.

Eastman’s products and operations are managed and reported in four operating segments: the Coatings, Adhesives, Specialty Polymers, and Inks segment, the Fibers segment, the Performance Chemicals and Intermediates segment and the Specialty Plastics segment.

Eastman’s principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, and our phone number at that address is (423) 229-2000. Eastman maintains a website at www.eastman.com; however, the information on its website is not incorporated by reference into this prospectus.

Pending Acquisition of Solutia Inc.

On January 26, 2012, Eastman entered into a definitive agreement to acquire Solutia Inc. (“Solutia”), a global leader in performance materials and specialty chemicals. The transaction remains subject to approval by Solutia’s shareholders and receipt of required regulatory approvals as well as other customary closing conditions. The transaction is expected to close in mid-2012. The acquisition of Solutia is expected to:

•	broaden Eastman’s global presence, particularly in Asia Pacific;

•	establish a combined platform with organic growth opportunities through complementary technologies and business capabilities and an overlap of key end-markets; and

•	expand Eastman’s portfolio of sustainable products.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	For Three Months Ended	Year Ended December 31,
	March 31, 2012	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges	10.4x	9.1x	6.1x	2.6x	2.1x	6.9x

For purposes of computing these ratios, earnings represents income from continuing operations before income taxes plus interest expense, one-third of rent expense (which approximates the interest component of rental expense), and amortization of capitalized interest. Fixed charges consist of interest expense, the interest component of rental expense, and capitalized interest. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I. Financial Information—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements and Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we file with the SEC from time to time and that is incorporated by reference into this prospectus. See “Where You Can Find More Information,” “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

This section of this prospectus summarizes the general terms and provisions of capital stock that we may offer and sell. The applicable prospectus supplement and applicable agreements relating to any particular capital stock offered and sold will describe the specific terms of such capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The summaries and descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which you must read for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $.01 per share, and 350,000,000 may be shares of common stock, par value $.01 per share. As of March 31, 2012, 137,958,478 shares of our common stock were issued and outstanding. As of the date hereof, no class or series of preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Holders of our common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our Board of Directors. Holders of our common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

Subject to limitations prescribed by law, our Board of Directors is authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by our Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of our preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

A prospectus supplement relating to a certain class or series of our preferred stock will describe the material terms of that class or series of our preferred stock including, without limitation:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of the Company

General

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

Number of Directors; Removal; Vacancies

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. Our amended and restated certificate of incorporation also provides that our Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of our Board of Directors. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of Eastman. Our amended and restated certificate of incorporation further provides that directors may be removed with or without cause (except that Continuing Classified Directors (as defined below) may be removed only for cause), by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote generally in the election of directors. This provision, in conjunction with the provision authorizing our Board of Directors to fill vacant directorships, could prevent stockholders from removing certain incumbent directors without cause and filling the resulting vacancies with their own nominees.

Election of Directors

Our amended and restated bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast, except as otherwise required by the DGCL or as provided for in our amended and restated certificate of incorporation or our amended and restated bylaws. Directors elected prior to our 2012 annual meeting of stockholders were elected to three year terms of office, with each class of directors having its term end in successive years. At our 2011 annual meeting of stockholders, our stockholders approved amendments to our amended and restated certificate of incorporation declassifying our Board of Directors. As a result, our amended and restated certificate of incorporation provides that directors elected to succeed those directors whose terms expire at our 2012 annual meeting of stockholders are elected to a term of office to expire at our 2013 annual meeting of stockholders (with each remaining director whose term did not expire at such meeting being referred to for the remainder of their respective term as a “Continuing Classified Director”); at our 2013 annual meeting of stockholders, directors elected to succeed those directors whose terms expire at that meeting will be elected to a term of office to expire at our 2014 annual meeting of stockholders; and at our 2014 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

No Stockholder Action by Written Consent; Special Meetings

Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation also provides that special meetings of the stockholders may be called only by our Board of Directors (i) pursuant to a resolution adopted by a majority of the members of our Board of Directors then in office, or (ii) upon the written request of the holders of at least 25% of our outstanding voting stock in accordance with the requirements set forth in our amended and restated bylaws. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

Advance Notice for Raising Business or Making Nominations at Meetings

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by our stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in our amended and restated bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Company’s Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Company’s Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors. These provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our Board of Directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision, which is the minimum approval required under the DGCL, could make it more difficult for stockholders to amend, alter, change or repeal any provision of the certificate of incorporation, including a provision affecting control of Eastman.

Preferred Stock and Additional Common Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed. These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Constituency or Stakeholder Provision

In determining what is in our best interests and the best interests of our stockholders, our amended and restated certificate of incorporation authorizes our Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, our Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence, experience and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination being considered. This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer even if proposed at a price exceeding market value.

Delaware Business Combination Statute

Section 203 of the DGCL provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder”;

•

upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203 of the DGCL. Our amended and restated certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Limitation on Liability of Directors

Pursuant to authority conferred by Section 102 of the DGCL, Article VIII of our amended and restated certificate of incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to us or our stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.

Article VIII of our amended and restated certificate of incorporation further provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article VIII of our amended and restated certificate of incorporation also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which allows and, in some cases, requires the indemnification of directors and officers under certain circumstances, Article VII of our amended and restated certificate of incorporation and certain provisions of our amended and restated bylaws grant our directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of Eastman or (ii) by reason of the fact that, while they are or were directors or officers of Eastman, they are or were serving at the request of Eastman as directors, trustees, officers, employees or agents of another enterprise.

In addition, Article VII of our amended and restated certificate of incorporation provides that our directors and officers shall be indemnified to the fullest extent not prohibited by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article VII of our amended and restated certificate of incorporation allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of Eastman and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

If a claim for indemnification under Article VII of our amended and restated certificate of incorporation is not paid in full by us or an advancement of expenses is not made by us within a prescribed period of time and a suit is filed in relation thereto, our amended and restated bylaws entitle the indemnitee to recover the expense of prosecuting or defending such suit, if the indemnitee is successful in whole or in part. Our amended and restated bylaws also entitle the indemnitee to recover the expense of defending a suit brought by us to recover an advancement of expenses pursuant to the terms of an undertaking, if the indemnitee is successful in whole or in part. Our amended and restated bylaws also entitle us to recover advanced expenses upon final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL. Under our amended and restated bylaws, the burden of proving that the indemnitee is not entitled to be indemnified lies with us.

Article VII of our amended and restated certificate of incorporation further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, our amended and restated certificate of incorporation or our amended and restated bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, and permits, but does not require, us to indemnify and advance expenses to its agents and employees to the same (or any lesser or greater) extent as directors and officers. Our amended and restated bylaws provide that we shall indemnify and advance expenses to employees to the same extent as to directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our amended and restated bylaws authorize us to purchase insurance for directors, officers, trustees, employees, or agents of Eastman or another enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

We have entered into indemnification agreements (the “Indemnification Agreements”) with each director and certain executive officers of Eastman. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims regarding (i) the act or failure to act in Indemnitee’s capacity as a director, officer, employee or agent of Eastman (or any other entity as to which Indemnitee is serving in such capacity at Eastman’s request); (ii) in respect of any transaction or other activity of Eastman or such other entity; and (iii) Indemnitee’s status as a director, officer, employee or other representative of Eastman or such other entity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under our amended and restated certificate of incorporation or our amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our shares of common stock are listed on the New York Stock Exchange, and trade under the symbol “EMN.”

DESCRIPTION OF DEBT SECURITIES

This section of this prospectus summarizes the general terms and provisions of debt securities that we may offer and sell. The applicable prospectus supplement and applicable indenture relating to any particular debt securities offered and sold will describe the specific terms of such debt securities. Any debt securities offered by this prospectus may be issued under an indenture between Eastman Chemical Company and Wells Fargo Bank, National Association, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, or such other indentures as we may enter into from time to time in connection with any offering of debt securities.

References in this section of the prospectus to the terms “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.

The statements set forth below are brief summaries of certain provisions contained in the indenture. These summaries are not complete and are subject, and qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture because it defines your rights as a holder of debt securities.

General

The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities of any series will describe the following terms:

•	the title of the offered debt securities of the series;

•	any limit on the aggregate principal amount of the offered debt securities of the series;

•	the date or dates on which the principal of the offered debt securities of the series is payable;

•

the rate or rates, or the method of determination with respect to the rate or rates, at which the offered debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for the determination of holders to whom interest will be payable;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities of the series will be payable;

•	the currency in which the offered debt securities of the series will be denominated;

•	the currency or currencies in which payment on the offered debt securities of the series will be payable, if other than the currency in which the offered debt securities of the series is denominated;

•

the right, if any, of the Company to redeem, purchase or repay the offered debt securities of the series and the price or prices at which, the period or periods within which and the terms and condition on which the offered debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

the obligation, if any, of the Company to redeem, repurchase or repay the offered debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which or process by which and the period or periods within which and the terms and conditions on which the offered debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities of the series will be issuable;

•

if other than the entire principal amount of the offered debt securities of the series, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•

if the principal of, premium, if any, or interest on any offered debt securities of the series is to be payable, at our election or a holder’s, in a coin or currency other than the currency in which the offered debt securities of the series is denominated, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the amount of payments of principal of, premium, if any, or interest on the offered debt securities of the series may be determined with reference to an index based on a coin or currency other than the currency in which the offered debt securities of the series is denominated, the manner in which such amounts will be determined;

•	any additions to or changes in the Events of Default (as defined in the indenture) with respect to the offered debt securities of the series;

•

if other than the rate of interest stated in the title of the offered debt securities of the series, the applicable rate at which the offered debt securities of the series will bear interest as designated by the Company;

•	in the case of any series of non-interest bearing offered debt securities, the applicable dates for purposes of furnishing securityholder lists in accordance with the indenture;

•	if other than Wells Fargo Bank, National Association is to act as trustee for the offered debt securities of the series, the name and corporate trust office of such trustee;

•	if either or both of the provisions related to Legal Defeasance or Covenant Defeasance (each as defined in the indenture) are altered or do not apply to any offered debt securities of the series;

•

if the offered debt securities of the series will be issuable in whole or in part in the form of a global security, as described under “—Book-Entry System,” and, in such case, the name of the respective depositaries with respect to the offered debt securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances under which the global security may be exchanged or transferred in whole or in part for debt securities in definitive form;

•	whether the offered debt securities of the series are secured and, if so, the provisions related to such security;

•

whether the offered debt securities of the series will be convertible into or exchangeable for shares of common stock or other securities, and if so, the provisions related to the convertibility or exchangeability;

•	whether the offered debt securities of the series are senior securities or subordinated securities and, if subordinated securities, the provisions related to such subordination;

•

any additions or changes to the covenants set forth in the indenture which apply to the offered debt securities of the series and, if applicable, whether any such covenant will not be subject to defeasance under the indenture;

•	any additions or changes to the consent and supplemental indenture provisions which apply to the offered debt securities of the series;

•	any depositaries, interest rate calculation agents or other agents with respect to the offered debt securities of the series if other than those appointed under the indenture; and

•	any other terms of the offered debt securities of the series.

The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series may be exchanged for a like aggregate principal amount of debt securities of the same series of other authorized denominations. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

The Company shall not be required to issue, exchange or register a transfer of (i) any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, provided, however, that the trustee will have no duty or responsibility with respect to issuing, exchanging or registering a transfer during such period unless and until it shall have received written notice setting forth the date which starts such 15 day period; or (ii) any debt security selected, called or being called for redemption in whole or in part except, in the case of any debt security to be redeemed in part, the portion thereof not so to be redeemed.

Notices

Notices to holders will be given by first-class mail, postage prepaid, or by overnight air courier guaranteeing next-day delivery to the addresses of such holders as they may appear in the security register.

Holders

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry System

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

The Depository Trust Company (“DTC”) will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the debt securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by book-entry credit of tendered debt securities to the tender or remarketing agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us at our request, and the holder thereafter may look only to us for payment of any principal, premium or interest as unsecured general creditors.

Events of Default

With respect to the debt securities of any series, each of the following will be an Event of Default under the indenture:

•	failure to pay principal of, or premium, if any, on any debt securities of such series when due;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture, may declare the principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur and is continuing, the principal amount of all the debt securities of such series, and the interest accrued thereon, if any, will automatically, and without any action by the trustee or any holder, become immediately due and payable, without any declaration or other act by the trustee or any holder. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected thereby (treated as a single class) may, under certain circumstances, waive all defaults related to such series of debt securities (or with respect to all of the debt securities, as the case may be) and rescind and annul such acceleration and its consequences if the Company has paid or deposited with the trustee a sum sufficient to pay matured interest, principal due otherwise than by acceleration, overdue interest and certain other payments in accordance with the indenture, and all Events of Default in respect of such series of debt securities, other than the non-payment of accelerated principal have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee shall be under no obligation to exercise any of its rights and powers under the indenture at the request of any of the holders, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law and the provisions of the indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any action or proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of any debt security for the enforcement of payment of the principal of, any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

The indenture will provide that we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

•	cure any ambiguity or correct any inconsistency in the indenture or any supplement thereto;

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of all or any series of debt securities;

•	provide for the issuance of, and terms of, new debt securities of any series as permitted under the indenture;

•	provide for uncertificated debt securities or to comply with the provisions of any clearing system or requirements of the trustee relating to transfers or exchanges of the debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness,

provided that such change is made in accordance with the provisions of such senior debt securities;

•	add any guarantees with respect to the debt securities of any series; and

•

make any change that we may deem necessary or desirable, provided that such provisions do not materially adversely affect the legal rights of any holder of the debt securities of the applicable series.

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected by such modification or amendment (treated as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or

•	modify such amendment provisions, subject to certain exceptions.

The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.

With respect to any series of debt securities, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described below in “—Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.

Discharge, Defeasance and Covenant Defeasance

The indenture will provide that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below (referred to as “Legal Defeasance”); or

•

to be released from our obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and any related Events of Default (referred to as “Covenant Defeasance”).

In order to accomplish Legal Defeasance or Covenants Defeasance: (i) we must deposit with the trustee, in trust, cash in U.S. dollars and/or U.S. government obligations, in an amount sufficient to pay any installment of principal, premium, if any, and interest on the debt securities of such series on the applicable stated maturity or redemption date of the payments; (ii) we must deliver to the trustee an opinion of counsel (in the case of Legal Defeasance with respect to any series of debt securities, based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and that such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such series of debt securities had not occurred; (iii) no default or Event of Default with respect to the debt securities of the applicable series will have happened or be continuing on the date of the deposit; and (iv) if certain other conditions are satisfied.

Obligations not discharged in a Legal Defeasance include those relating to (i) the rights of holders of the debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to above; (ii) our obligations with respect to the debt securities of such series concerning mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; and (iii) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith.

In addition, subject to certain limitations and exceptions, we may satisfy and discharge our obligations under the indenture with respect to any series of debt securities by (i) delivering to the trustee for cancellation all of the debt securities of any series outstanding under the indenture, or (ii) depositing with the trustee, in trust, no earlier than one year before the debt securities of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash and/or U.S. government obligations sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us.

DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares, warrants, stock purchase contracts or units that may be offered pursuant to this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. This prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day.

EXPERTS

The financial statements incorporated in this prospectus by reference to Eastman Chemical Company’s Current Report on Form 8-K filed on May 16, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Eastman Chemical Company for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Solutia Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Solutia Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also access the SEC filings and obtain other information about Eastman through our website, http://www.eastman.com. The information contained in our website is not a part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates information and documents by reference which are not presented in or delivered with this prospectus. We have not authorized anyone to provide any information other than that provided or incorporated by reference in this prospectus and any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition:

(1)	Our Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement for our 2012 Annual Meeting of Stockholders filed on March 21, 2012 and incorporated by reference therein) for the year ended December 31, 2011. Items 6, 7 and 8 included in our Annual Report on Form 10-K for the year ended December 31, 2011 have been adjusted retrospectively to give effect to a change in accounting for pension and other post-retirement obligations. Adjusted Items 6, 7 and 8 are included in our Current Report on Form 8-K filed with the SEC on May 16, 2012;

(2)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

(3)	Our Current Reports on Form 8-K filed with the SEC on January 27, 2012, January 30, 2012, March 6, 2012, March 7, 2012, May 8, 2012, May 16, 2012 and May 18, 2012 (other than documents or portions of documents not deemed to be filed);

(4)	The description of our capital stock in our Form 10/A, originally filed with the SEC on December 9, 1993 and subsequently amended;

(5)	“Item 8. Financial Statements and Supplementary Data” and “Schedule II—Solutia Inc. Valuation and Qualifying Accounts for the Year Ended December 31, 2011, 2010 and 2009” to Solutia Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011; and

(6)	“Part I. Financial Information—Item 1. Financial Statements” to Solutia Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012.

The prospective financial information included in Exhibits 99.1 and 99.2 of our Current Report on Form 8-K filed on January 27, 2012 and Exhibit 99.1 of our Current Report on Form 8-K filed on January 30, 2012 was not prepared with a view toward complying with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” The prospective financial information has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP (“PwC”) has neither examined, compiled, nor performed any procedures with respect to the prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. PwC’s report included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Current Report on Form 8-K filed with the SEC on May 16, 2012, each incorporated by reference herein, relates to our historical financial information, does not extend to the prospective financial information and should not be read to do so. Additionally, Deloitte & Touche LLP (“Deloitte”) has neither examined, compiled, nor performed any procedures with respect to the prospective financial information and, accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto or their achievability. Deloitte assumes no responsibility for, and disclaims any association with, the prospective financial information. Deloitte’s report included in Solutia’s 2011 Annual Report on Form 10-K, portions of which are incorporated by reference herein, relates to Solutia’s historical financial information, does not extend to the prospective financial information and should not be read to do so.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report or in a particular prospectus supplement.

You may obtain copies of any of these filings from Eastman as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into such documents, by requesting them in writing or by telephone. Any requests should be directed to:

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

Attention: Investor Relations

Telephone: (423) 229-4647